Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

    In connection with the filing by Diversified Healthcare Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher J. Bilotto
Christopher J. Bilotto
President and Chief Executive Officer

/s/ Matthew C. Brown
Matthew C. Brown
Chief Financial Officer and Treasurer

Date: May 6, 2024